UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2008

Alphatec Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2051 Palomar Airport Road

Carlsbad, CA 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2008, Alphatec Holdings, Inc. (“Alphatec”) entered into a sublease agreement (the “Sublease”) with K2, Inc., a Delaware corporation (“K2”) for approximately 76,693 square feet of office, engineering, research and development and warehouse and distribution space consisting of the entire building located at 5818 El Camino Real, Carlsbad, California (“Building 1”). The Sublease provides for Alphatec to lease the entire premises leased to K2 by H.G. Fenton Property Company, a California corporation (“Fenton”), under a lease agreement dated August 9, 2004 (the “Prime Lease”). The effectiveness of the Sublease was conditioned upon Fenton consenting to such Sublease. Fenton delivered its consent on March 4, 2008. The Building 1 premises are substantially in “turn-key” condition for occupancy upon K2’s vacating and delivering them to Alphatec, which is scheduled to occur on or about May 1, 2008. The term of the Sublease commences upon delivery of the Building 1 premises and ends on January 31, 2016; subject, however, to Alphatec’s rights under the Sublease to seek a 60-month extension of its occupancy of Building 1 in the form of a direct occupancy agreement with Fenton following the expiration of the Sublease. Under the Sublease, Alphatec is obligated to pay base rent and certain operating costs and taxes for Building 1. Monthly base rent payable by Alphatec is approximately $80,500 during the first year of the Sublease, increasing annually at a fixed annual rate of 2.5% to approximately $93,500 per month in the final year of the Sublease. Alphatec’s rent is abated for months one through seven of the Sublease. Alphatec’s rights under the Sublease include the right to use certain existing furnishings, fixtures and equipment of K2 in Building 1 for the duration of the Sublease term, with the right to acquire such personal property at the expiration of the term at a nominal purchase price. Under the Sublease, Alphatec is required to provide K2 with a security deposit in the amount of approximately $93,500.00.

This summary of the Sublease is qualified in its entirety by reference to the full text of the Sublease, and the terms of the Prime Lease incorporated therein, which shall be attached as an exhibit to the Company’s Annual Report on form 10-K for the Fiscal year ended December 31, 2007, and are incorporated herein by reference.

On March 4, 2008, Alphatec entered into a lease agreement (the “Lease”) with Fenton for approximately 73,480 square feet of office, engineering, research and development and warehouse and distribution space consisting of the entire building located at 5830 El Camino Real, Carlsbad, California (“Building 2”). The Lease term is scheduled to commence on December 1, 2008 and ends on January 31, 2017. Alphatec has two options to extend the Lease term for two additional terms of 60 months. Alphatec is obligated under the Lease to pay base rent and certain operating costs and taxes for Building 2. The monthly base rent payable for Building 2 is approximately $73,500 during the first year of the Lease, increasing annually at a fixed annual rate of 3.0% to approximately $93,000 per month in the final year of the Lease. Alphatec’s rent shall be abated for the months two through eight of the term of the Lease in the amount of $38,480. Under the Lease, Alphatec is required to provide Fenton with a security deposit in the amount of $293,200.00, consisting of cash and/or one or more letters of credit, to be held by Fenton as security for Alphatec’s Lease obligations. Following Alphatec’s achievement of certain financial milestones, Fenton is obligated to return a portion of the security deposit to Alphatec.

This summary of the Lease is qualified in its entirety by reference to the full text of the Lease, which shall be attached as an exhibit to the Company’s Annual Report on form 10-K for the Fiscal year ended December 31, 2007, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alphatec Holdings, Inc.

By:	/s/ Ebun S. Garner, Esq.
Name: Ebun S. Garner, Esq.
Title: General Counsel and Vice President

Date: March 6, 2008